Exhibit 99.1

EXECUTION COPY

ACQUISITION AGREEMENT

In Santiago, Chile, as of May 30, 2003 (the “Effective Date”), by and among,

I. THE BUYER

DESARROLLO DE LA EDUCACION SUPERIOR S.A. (“Desup” or the “Buyer”), a stock corporation incorporated according to the laws of Chile, represented by Mr Robert W. Zentz both domiciled for this purpose in Avenida Isidora Goyenechea 2939, Piso 11 Santiago, Chile;

II. THE SELLERS

INVERSIONES LA CALETA S.A. (“La Caleta”), a stock corporation incorporated according to the laws of the Republic of Chile, represented by Mr. Juan Antonio Guzmán Molinari, both domiciled for this purpose in Avenida Kennedy 5454, Office 1701, comuna de Las Condes, Santiago, Chile;

INVERSIONES YUSTE S.A. (“Yuste”), a stock corporation incorporated according to the laws of the Republic of Chile, represented by Mr. Andrés Navarro Haeussler, both domiciled for this purpose in Avenida Kennedy 5454, Office 1701, comuna de Las Condes, Santiago, Chile;

COPRA S.A. (“Copra”), a stock corporation incorporated according to the laws of the Republic of Chile, represented by Mr. Ignacio Fernández Doren, both domiciled for this purpose in Avenida Kennedy 5454, Office 1701, comuna de Las Condes, Santiago, Chile;

INVERSIONES HUEPIL LIMITADA (“Huepil”), a limited liability company incorporated according to the laws of the Republic of Chile, represented by Mr. Miguel Angel Poduje Sapiain, both domiciled for this purpose in Avenida Kennedy 5454, Office 1701, comuna de Las Condes, Santiago, Chile;

EDIN DEVELOPMENT LTD. (“Edin”), a company incorporated according to the laws of the Territory of the British Virgin Islands, represented by Mrs. Soledad Asenjo Tartani, both domiciled for this purpose in Huérfanos 770, Oficina 2303, Santiago, Chile;

La Caleta, Yuste, Copra and Huepil, collectively hereinafter the “Chilean Sellers”;

La Caleta, Yuste, Copra, Huepil, and Edin collectively hereinafter the “Sellers”;

II. THE EXCLUDED COMPANIES

INMOBILIARIA ANDRÉS BELLO S.A. (“Inmobiliaria”), a stock corporation incorporated according to the laws of the Republic of Chile, represented by Mr. Ignacio Fernández Doren and Marcelo Ruiz Pérez, all domiciled for this purpose in Avenida Kennedy 5454, Office 1701, comuna de Las Condes, Santiago, Chile;

ABASTECIMIENTOS GENERALES S.A. (“Abasa”), a stock corporation incorporated according to the laws of the Republic of Chile, represented by Mr. Marcelo Ruiz Pérez and Mr. Ignacio Fernández Doren, all domiciled for this purpose in Avenida Kennedy 5454, Office 1701, comuna de Las Condes, Santiago, Chile;

the following acquisition agreement (the “Agreement”) has been agreed.

ARTICLE 1.

DEFINITIONS.

Section 1.01.                         Defined Terms. As used in this Agreement, the following terms shall have the meaning set forth below (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

“Abasa” has the meaning set forth in Section 2.05.

“Active Members” has the meaning set forth in Section 2.03.

“Affiliate” means (i) any Person that directly, or indirectly through one or more intermediaries, controls another Person (a “Controlling Person”) or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person.  As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“AIEP Entities” means jointly IP AIEP, CFT AIEP and AIEP Regional.

“Assets” has the meaning set forth in Section 2.01.

“Affected Company” has the meaning set forth in Section 9.02.

“AIEP Regional” has the meaning set forth in Section 2.04.

“Brands” has the meaning set forth in Section 2.01.

“Business” has the meaning set forth in Section 2.02.

“Business Day” means any day on which banks are not authorized to be closed in Santiago, Chile or the City of New York.

“Buyer” has the meaning set forth in the Introduction to this Agreement.

“Buyer Auditors” means Ernst & Young.

“Buyer’s Breach of Warranties” has the meaning set forth in Section 8.02.

“Call Option” has the meaning set forth in Section 11.01.

“CFT AIEP” has the meaning set forth in Section 2.04.

“Ch$” means Chilean pesos, the legal currency of Chile.

“Chilean Sellers” has the meaning set forth in the introduction to this Agreement.

“Closing” and “Closing Date” has the meaning specified in Section 4.01.

“Closing Working Capital” means the Working Capital of UNAB as of the Closing Date.  The Closing Working Capital shall be calculated jointly by the Buyer Auditors and Sellers Auditors within 90 days following the Closing Date.  Absent an agreement among such auditors, the Closing Working Capital shall be determined by the Independent Auditors within the same term.

“Consolidated Recurring EBITDA” means consolidated audited recurring earnings before interest, income taxes, monetary correction, depreciation and amortization, and extraordinary income and expenses determined in Chilean pesos in conformity with United States generally accepted accounting principles, calculated in accordance with the provisions of the Option Agreement.

“Copra” has the meaning set forth in the introduction to this Agreement.

“Current Account” means the current account payable amounting to Ch$10,512,138,997 owed by Inmobiliaria to UNAB.

“Desup” has the meaning set forth in the introduction to this Agreement.

“Desup Brands” means the Brands listed in the first part of Exhibit 2.01.3.

“Desup Brands Purchase Price” has the meaning set forth in Section 3.02.

“Directive Board” has the meaning set forth in Section 2.03.

“Edin” has the meaning set forth in the introduction to this Agreement.

“Effective Date” has the meaning set forth in the introduction to this Agreement.

“Environmental Laws” means any and all statutes, laws, judicial decisions, regulations, municipal ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, licenses and agreements applicable to the Relevant Companies and/or UNAB relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous materials or wastes into the environment, including without limitation ambient air, surface water, ground water or land.

“Excluded Companies” and “Excluded Company” have the meaning set forth in Section 2.05.

“Exhibits” has the meaning set forth in Section 17.03.

“Financial Statements” means the combined balance sheet and income statement, as of the Financial Statements Date, for UNAB and the Relevant Companies, and the individual financial statements for UNAB and each of the Relevant Companies, all of which have been prepared according to USGAAP and delivered by Sellers to Buyer.

“Financial Statements Date” means December 31st, 2002.

“Financing Condition” means UNAB having obtained, on or prior to the Closing Date, local financing (a) for an amount not less than Ch$15,000,000,000; (b) for a term of not less than five years, and (c) under terms and conditions acceptable to the sole discretion of Buyer.

“Huepil” has the meaning set forth in the introduction to this Agreement.

“Independent Auditors” means PricewaterhouseCoopers.

“Inmobiliaria” has the meaning set forth in Section 2.05.

“Inmobiliaria Brands” means the Brands listed in the third part of Exhibit 2.01.3.

“Instituto 1” has the meaning set forth in Section 2.04.

“Instituto 2” has the meaning set forth in Section 2.01.

“Instituto 2 Shares” has the meaning set forth in Section 2.01.

“IP AIEP” has the meaning set forth in Section 2.04.

“La Caleta” has the meaning set forth in the introduction to this Agreement.

“Law of Education” has the meaning set forth in Section 2.03.

“Leases” means the lease agreements entered into between Inmobiliaria and various entities with respect to part of the Real Estate.

“Legal Action” has the meaning set forth in Section 9.02.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such asset, including, without limitation, any Liens relating to Taxes.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations or financial condition of the Relevant Companies or the University, or (ii) the ability of Sellers to perform its Obligations under this Agreement, as the context requires.

“Nude Shares” has the meaning set forth in Section 11.01.

“Obligation” means any obligation of a Person, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, financial or otherwise;

“Option Agreement” has the meaning set forth in Section 2.06.

“Option Contract” has the meaning set forth in Section 11.01.

“Person” includes any natural or juridical person, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, party, entity, governmental authority or other entity.

“Post-Closing Adjustment” has the meaning set forth in Section 3.02.

“Post-Closing Restructuring” means the restructuring that Buyer shall accomplish within the 10 Business Days following the Closing Date and which will include (i) the merging of Edin into Sylvan, and (ii) the merging of Ins tituto 1 into Desup.

“Put Option” has the meaning set forth in Section 11.01.

“Real Estate” means the real estate mentioned in Exhibit 6.06 hereto, which includes (a) real estate that is currently owned by Inmobiliaria, and (b) real estate that is leased by Inmobiliaria pursuant to the Leases.

“Related Documentation” has the meaning set forth in Section 13.01.

“Relevant Company” and “Relevant Companies” have the meanings set forth in Section 2.04.

“Sellers” has the meaning set forth in the introduction to this Agreement.

“Sellers Auditors” means Delloite & Touche.

“Sellers’ Breach of Warranties” has the meaning set forth in Section 8.01.

“Sellers’ Restructuring” means (i) the complete legalization of Instituto’s spin-off creating Instituto 2 and the assignment to Instituto 2 of (a) Instituto’s shareholding in IP AIEP and (b) the Brands, (ii) the transfer of Sellers shareholding in Instituto 1 to Unigroup, (iii) the amendment of the by-laws of Unigroup providing for the automatic dissolution of Unigroup upon any Person acquiring 100% of its outstanding shares.

“Senior Debt” has the meaning set forth in Section 2.07.

“Servicios” has the meaning set forth in Section 2.04.

“Settlement of Current Account” means the complete extinguishing of the Current Account existing between Inmobiliaria and UNAB, which shall occur on or prior to the Closing Date.

“Shares” means the Instituto 2 Shares and the Unigroup Shares.

“Sylvan” means Sylvan International B.V., a company incorporated according to the laws of the Netherlands.

“Buyer Auditors” shall mean Ernst & Young.

“Tax” (and, with correlative meaning, “Taxes”, “Taxing”, “Taxation” and “Taxable”) shall mean (i) any net income, alternative or add- on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount, imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign), (ii) liability of either Company for the payment of any amounts of the type described in clause (i) as a result of the Company being a member of an affiliated, consolidated, combined or unitary group or being a party to any agreement or arrangement whereby liability of either Company for payments of such amounts was determined or taken into account with reference to the liability of any other Person for any period, and (iii) liability of either Company with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied Obligation to indemnify any other Person.

“UNAB Brand” means the Brand listed in the second part of Exhibit 2.01.3.

“UNAB Brand Purchase Price” has the meaning set forth in Section 3.02.

“Unidad de Fomento” or “UF” means the currency unit referred in Chapter II. B.3 of the Compendium of Financial Regulations (Compendio de Normas Financieras) issued by the Banco Central de Chile pursuant to number 9 of article 35 of Law 18,840 (Ley Orgánica Constitucional del Banco Central de Chile), or any unit that may replace it in the future and determined using similar calculation.  This currency unit represents the index of adjustment of Chilean inflation announced from time to time by the Banco Central de Chile in the Diario Oficial, Chile.

“Unigroup” has the meaning set forth in the introduction to this Agreement.

“Unigroup Shares” has the meaning set forth in Section 2.01.

“University” has the meaning set forth in Section 2.03.

“US Dollar” or “$” means United States dollars, the legal currency of the United States of America.

“USGAAP” means generally accepted accounting principles in the United States of America.

“Usufruct Price” has the meaning set forth in Section 3.02.3.

“Working Capital” means Current Assets minus the Current Liabilities, based on the balance sheet of UNAB, calculated and determined pursuant to USGAAP.  For purpose of such determination (i) “Current Assets” shall include but are not limited to such items as receivables, cash and prepaid expenses and (ii) “Current Liabilities” shall include but are not limited to such items as accrued expenses, accounts payable, short-term debt, current portion of long-term debts, other current liabilities, and deferred revenues.

“Yuste” has the meaning set forth in the introduction to this Agreement.

ARTICLE 2.

BACKGROUND.

Section 2.01.                         The Assets. Sellers own, directly or indirectly, the following assets, hereinafter referred to collectively as the “Assets”, which are currently owned by them in the manner specified in Exhibit 2.01 hereto:

2.01.1.                                       35,979 shares issued by Instituto Andrés Bello S.A. (“Instituto 2”), which represent a 100% ownership interest in such company. Instituto 2 is a corporation incorporated according to the laws of the Republic of Chile pursuant to the division of Instituto Preuniversitario Andrés Bello S.A. agreed on the Extraordinary Shareholders Meeting of said company of May 23, 2003.  Instituto 2 is in the process of being registered in the Commerce Registry of Santiago. Instituto 2 currently has a paid in capital divided into 35,979 registered shares without par value. The shares of Instituto 2 (the “Instituto 2 Shares”) are owned by the Sellers in the manner specified in Exhibit 2.01 hereto.

2.01.2.                                       90 shares issued by Unigroup Development Ltd. (“Unigroup”), which represent a 100% ownership interest in such company. Unigroup is a corporation incorporated according to the laws of the Territory of the British Virgin Islands, as an IBC Company Nº 523915. Unigroup currently has a paid in capital of $9,000, divided into 90 registered shares with a par value of $100.00. The shares of Unigroup (the “Unigroup Shares”) are owned by the Sellers in the manner specified in Exhibit 2.01 hereto.

2.01.3.                                       The industrial property consisting in several trademarks that are specified in Exhibit 2.01.3.  hereto (collectively the “Brands”). The Brands shall be owned, as of the Closing Date, by Instituto 2 and Inmobiliaria as specified in Exhibit 2.01 hereto.

Section 2.02.                         The Business. The parties agree that the Assets, along with some other assets and through several companies, are organized (i) to serve Corporación Universidad Nacional Andrés Bello (“UNAB” or the “University”), in its purposes of being an educational institution that exists and operates under the Law Nr. 18,962 of the Republic of Chile (the “Law of Education”), and (ii) to operate through wholly owned subsidiaries the following educational institutions: (a) Instituto Profesional AIEP; (b) Centro de Formación Técnica AIEP; and (c) Centro de Formación Técnica AIEP Regional; hereinafter referred to as the “Business”.

Section 2.03.                         The University. UNAB is a Chilean, private post-secondary education institution, fully autonomous, which is incorporated as a non- for-profit private corporation and is subject to the Law of Education. The following Persons are the active members (the “Active Members”) of UNAB: Luis Cordero Barrera, Ignacio Fernández Doren, Juan Antonio Guzmán Molinari, Andrés Navarro Haeussler, Miguel Angel Poduje Sapiain, Marcelo Ruiz Pérez, Alvaro Saieh Bendeck, Jorge Selume Zaror and Instituto 1.

UNAB is managed by a board (the “Directive Board”), which members are Messrs. Miguel Angel Poduje Sapiain, Guillermo Elton Alamos, José Antonio Guzmán Molinari, Jorge Selume Zaror, Luis Cordero Barrera, Máximo Pacheco Gómez, Ignacio Fernández Doren, Andrés Navarro Haeussler, Marcelo Ruiz Pérez y Alvaro Saieh Bendeck. The management structure and current by-laws of UNAB are those included in Exhibit 2.03 hereto.

Section 2.04.                         The Relevant Companies. The Sellers, through UNAB, Unigroup and Instituto 2, own several companies, (jointly with Instituto 2 and Unigroup referred to as the “Relevant Companies” and each of them a “Relevant Company”):

2.04.1.                                       Servicios Profesionales Andrés Bello S.A. (“Servicios”), a corporation incorporated according to the laws of the Republic of Chile, registered under page 29,598 number 15,982 of the Commerce Registry of Santiago, corresponding to year 1989. Servicios currently has a paid in capital divided into 1,000 registered shares without par value. The shares of Servicios are owned by the Sellers in the manner specified in Exhibit 2.01 hereto.

2.04.2.                                       Instituto Profesional AIEP S.A. (“IP AIEP”), a corporation incorporated according to the laws of the Republic of Chile, registered under page 35,297 number 17,962 of the Commerce Registry of Santiago, corresponding to year 1991. IP AIEP currently has a paid in capital divided into 40,000 registered shares without par value. The shares of IP AIEP are owned by the Sellers in the manner specified in Exhibit 2.01 hereto.

2.04.3.                                       Centro de Formación Técnica Instituto AIEP S.A. (“CFT AIEP”), a corporation incorporated according to the laws of the Republic of Chile, registered under page 5,586 number 3,195 of the Commerce Registry of Santiago, corresponding to year 1977. CFT AIEP currently has a paid in capital divided into 686,660,617 registered shares without par value. The shares of CFT AIEP are owned by the Sellers in the manner specified in Exhibit 2.01 hereto.

2.04.4.                                       Centro de Formació n Técnica AIEP Regional S.A. (“AIEP Regional”), a corporation incorporated according to the laws of the Republic of Chile, registered under page 1,214 number 972 of the Commerce Registry of Santiago, corresponding to year 1999. AIEP Regional currently has a paid in capital divided into 7,550 registered shares without par value. The shares of AIEP Regional are owned by the Sellers in the manner specified in Exhibit 2.01 hereto.

2.04.5.                                       Instituto Preuniversitario Andrés Bello S.A. (“Instituto 1”), a corporation incorporated according to the laws of the Republic of Chile, registered under page 2,183 number 1,243 of the Commerce Registry of Santiago, corresponding to year 1984. Instituto 1 currently has a paid in capital divided into 35,979 registered shares without par value. The shares of Instituto 1 are owned by the Sellers in the manner specified in Exhibit 2.01 hereto.

Section 2.05.                         The Excluded Companies. The Sellers own the following companies (the “Excluded Companies” and each of them an “Excluded Company”), and which shares are excluded from this acquisition:

2.05.1.                                       Inmobiliaria Andrés Bello S.A. (“Inmobiliaria”), a corporation incorporated according to the laws of the Republic of Chile, registered under page 20,498 number 10,867 of the Commerce Registry of Santiago, corresponding to year 1988. Inmobiliaria currently has a paid in capital of divided into 40,000 registered shares without par value. The shares of Inmobiliaria are owned by the Sellers in the manner specified in Exhibit 2.01 hereto.

2.05.2.                                       Abastecimientos Generales S.A. (“Abasa”), a corporation incorporated according to the laws of the Republic of Chile, registered under page 30,648 number 16,538 of the Commerce Registry of Santiago, corresponding to year 1989. Abasa currently has a paid in capital of divided into 2,000 registered shares without par value. The shares of Abasa are owned by the Sellers in the manner specified in Exhibit 2.01 hereto.

Section 2.06.                         The Option Agreement. By means of a private document entered into on December 31st, 2002 (the “Option Agreement”), amended by means of a private document dated March 7, 2003 and by means of a private document dated April 28, 2003, Sylvan International Universities, Inc. and Sellers executed an Option Agreement under which Sylvan International Universities, Inc. was granted, in case of exercising the option provided thereunder, the right to (i) acquire the Business, and (ii) acquire the right to control de University, under the terms and conditions set forth therein. The Option Agreement (and its amendments) is attached as Exhibit 2.06 hereto.

Section 2.07.                         Senior Debt. For the purposes of financing part of the acquisition, the Buyer intend s to obtain, through UNAB, a senior financing from Chilean banks, for a total amount not higher than Ch$15,172,500,000 (the “Senior Debt”).

ARTICLE 3.

PURCHASE AND SALE.

Section 3.01.                         Purchase and Sale. Buyer and Sellers hereby agree that, subject to the terms and conditions of this Agreement, Sellers shall sell to Buyer and Buyer shall purchase from Sellers, on the Closing Date (i) the Brands, (ii) the Unigroup Shares, and (iii) the usufruct over the Instituto 2 Shares.

Section 3.02.                         Form and Timing of Transaction. The purchase and sale of the Assets shall be carried out through the procedure set forth below, which shall take place on the Closing Date in the following chronological order:

3.02.1.                                       Acquisition of Brands.

(i)             Desup shall purchase from Instituto 2 the Desup Brands, by means of a purchase agreement that shall be executed in Chile as a public deed before the notary public of Santiago Mr. Raúl Undurraga Laso.  Purchase price for the Desup Brands shall be Ch$5,057,500,000 (the “Desup Brands Purchase Price”). The Desup Brands Purchase Price shall be paid in full on the Closing Date.

(ii)          UNAB shall purchase from Instituto 2 the UNAB Brands, by means of a purchase agreement that shall be executed in Chile as a public deed before the notary public of Santiago Mr. Raúl Undurraga Laso.  Purchase price for the UNAB Brand shall be Ch$15,172,500,000 (the “UNAB Brand Purchase Price”). The UNAB Brand Purchase Price shall be paid in full on the Closing Date.

(iii)       UNAB shall purchase from Inmobiliaria the Inmobiliaria Brands, by means of a purchase agreement that shall be executed in Chile as a public deed before the notary public of Santiago Mr. Raúl Undurraga Laso.  Purchase price for the Inmobiliaria Brands shall be an amount equal to the sum of (i) the outstanding amount, as of the Closing Date, of the Current Account, which shall be offset against an equivalent amount of the price of the Inmobiliaria Brands on the Closing Date, plus (ii) one of the following amounts:

(a)                                  Ch$2,000,000,000, on a date which is not later than 15 Business Days following the final determination of the Closing Working Capital, provided that the Closing Working Capital is equal to or higher than, Ch$3,200,000,000; or

(b)                                 In case the Closing Working Capital is less than Ch$3,200,000,000 but higher than Ch$1,200,000,000 on a date which is not later than 15 Business Days following the final determination of the Closing Working Capital, an amount equal to the difference between the Closing Working Capital and Ch$1,200,000,000; or

(c)                                  In case the Closing Working Capital is equal to or less than Ch$1,200,000,000, no further payment shall be made.

3.02.2.                                       Distribution of Dividend by Instituto 2.  The Board of Directors of Instituto 2 shall agree to distribute an interim dividend (dividendo provisorio ) to its shareholders for a total amount not higher than Ch$16,907,080,000 (which is equivalent to the sum of the 83.5% of the Desup Brands Purchase Price plus

83.5% of the UNAB Brand Purchase Price).  Such interim dividend shall be paid to Instituto 2 shareholders, i.e., the Chilean Sellers, on the Closing Date.

3.02.3.                                       Acquisition of Usufruct of Instituto 2 Shares.

(i)             Desup shall purchase from La Caleta the usufruct over 4,497 shares of Instituto 2, through a purchase agreement that shall be executed as private document.

(ii)          Desup shall purchase from Yuste the usufruct over 4,497 shares of Instituto 2, through a purchase agreement that shall be executed as private document. Such purchase agreement shall be executed according to the draft attached hereto as Exhibit 3.02.3.

(iii)       Desup shall purchase from Copra the usufruct over 13,493 shares of Instituto 2, through a purchase agreement that shall be executed as private document. Such purchase agreement shall be executed according to the draft attached hereto as Exhibit 3.02.3.

(iv)      Desup shall purchase from Huepil the usufruct over 13,492 shares of Instituto 2, through a purchase agreement that shall be executed as private document. Such purchase agreement shall be executed according to the draft attached hereto as Exhibit 3.02.3.

(v)         The total purchase price for the usufruct of Instituto 2 Shares shall be (a) Ch$5,057,500,000 that corresponds to Ch$140,568.11 per share if the Financing Condition has been satisfied, and (b) Ch$2,023,000,000 that corresponds to Ch$56,227.24 per share if the Financing Condition has not been satisfied (the “Usufruct Price”). The Usufruct Price shall be paid in full on the Closing Date.

(vi)      The Usufruct Price may be subject to a post-closing adjustment pursuant to the following provisions:

(a)                                  Within 90 days following the Closing Date, Chilean Sellers may submit Buyer a plan for the reduction of recurring salary expenses in the Relevant Companies for up to Ch$360,000,000.

(b)                                 If such plan is approved by Buyer, at its sole discretion, the Usufruct Price shall be increased by seven times the amount of such reduction in Ch$ (minus the cost of implementing the plan, e.g., severance payments) (the “Post-Closing Adjustment”).

(c)                                  The Post-Closing Adjustment, if any, shall be paid within 30 days following Buyer’s approval of the plan.

(vii)   The purchase agreement for the usufruct shall contain all provisions necessary to secure that Buyer has all political and economic rights of the Instituto 2 Shares during the term of the usufruct.

3.02.4.                                       Acquisition of Unigroup Shares. Sylvan shall purchase from Edin, 89 shares of Unigroup.  In addition, Sylvan shall purchase from Sasep Overseas Ltd. and Edin shall cause Sasep Overseas Ltd. to sell to Sylvan, 1 share of Unigroup.  The sale of the Unigroup Shares shall be accomplished through a purchase agreement that shall be executed as private document according to the laws of Chile, in compliance with the laws of the Territory of the British Virgin Islands for the purposes of the effective transfer of the shares.  Purchase price for the Unigroup Shares shall be Ch$ 20,230,000,000; and shall be paid in full on the Closing Date, in US Dollars, according to the Dólar Observado Exchange Rate published in the Chilean Official Gazette the Business Day prior to the Closing Date.

3.02.5.                                       Failure of Financing Condition. Should the Financing Condition not been satisfied on or prior to the Closing Date, the parties shall cooperate in good faith, should Buyer so request, to find other structure for the consummation of the transaction which is commercially reasonable, without affecting the total price to be paid for the Business, as contemplated in this Agreement.

Section 3.03.                         Delivery and Transfer of the Assets.

3.03.1.                                       Sellers shall deliver to Buyer the Assets on the Closing Date, upon execution and delivery of the corresponding agreements set forth herein.

3.03.2.                                       The transfer and delivery of the Instituto 2 Shares shall be made by means of delivery of the applicable share certificates and pro-forma transfer of shares forms, duly signed and executed by the applicable Seller. The transfer and delivery of the Unigroup Shares, shall be made in a manner satisfactory the counsel of the Buyer in such jurisdiction.

3.03.3.                                       The transfer of the Brands shall be made by means of executing and delivering the corresponding purchase agreement set forth herein. Additionally, the transfer of the Brands under Desup shall bring to the Sellers the obligation to obtain the proper registration of such Brands in the applicable registries.

3.03.4.                                       Any share to be transferred under this Agreement, shall be transferred with all their economic and corporate rights if applicable, free of all debt, Obligation, encumbrance, Lien, guarantee, resolutory condition, forbiddance of any type or kind that may limit or constrain in any manner their ownership, possession, holding, transferability, right of vote or right of use.

3.03.5.                                       Any Brand to be transferred under this Agreement, shall be transferred free of all debt, Obligation, encumbrance, Lien, guarantee, resolutory condition,

forbiddance of any type or kind that limits or constrains in any manner their ownership, possession, holding, transferability or right of use; without any recognition of priority or preferential rights of third parties to its respect; affected by no prior coexistence agreement to its respect, nor subject of any licenses, waivers, authorizations of use, nor restriction of any kind.

ARTICLE 4.

CLOSING.

Section 4.01.                         Closing Date. The closing of the purchase of the Assets (the “Closing”) shall take place at the offices of Barros & Errázuriz Abogados, Isidora Goyenechea 2939, Piso 11, comuna de Las Condes, Santiago, Chile as soon as possible, but in no event later than the date which is 3 Business Days after the conditions stated in Sections 4.02.1. 4.02.2., 4.03.1., 4.03.2., 4.03.3., 4.04.1., 4.04.5., 4.04.6., 4.04.8., 4.04.9., 4.04.10., 4.04.11. and 4.04.13. below have been fulfilled or waived (by the party entitled to waive the condition) and continue to be fulfilled.

Section 4.02.                         Conditions to Obligations of Both Parties.  The respective obligations of the parties hereto to consummate the Closing shall be subject to the fulfillment of the following conditions at or prior to the Closing Date, unless otherwise expressly waived by the parties in writing:

4.02.1.                                       No Order.  No governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

4.02.2.                                       Working Capital. The Sufficient Working Capital and the Estimated Closing Working Capital shall have been determined.

Section 4.03.                         Conditions to Obligations of Sellers. The obligation of Seller to consummate the Closing shall be subject to the fulfillment or waiver of the following conditions at or prior to the Closing Date:

4.03.1.                                       Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct, as of the date made and, except as specifically contemplated by this Agreement, at and as of the Closing Date, with the same force and effect as if made as of the Closing Date, and Sellers shall have received from Buyer a certificate of an authorized executive officer of Buyer to such effect.

4.03.2.                                       Covenants. All covenants contained in this Agreement to be complied with by Buyer on or before the Closing Date shall have been complied with by the Closing Date and Sellers shall have received from Buyer a certificate of an authorized executive officer of Buyer to such effect.

4.03.3.                                       Resolutions. Seller shall have received from Buyer certified copies of resolutions duly adopted by the board of directors (or shareholders meeting, if necessary) of Buyer authorizing the execution and performance of this Agreement and the transactions contemplated hereby, and certified copies of resolutions duly adopted by the boards of directors of each of Desup authorizing the consummation by Desup of the transactions contemplated hereby and such resolutions shall not have been revoked and shall remain in full force and effect.

Section 4.04.                         Conditions to Obligations of Buyer.  The obligation of Buyer to consummate the Closing shall be subject to the fulfillment or waiver of the following conditions at or prior to the Closing Date:

4.04.1.                                       Sellers’ Restructuring.  Sellers’ Restructuring shall have occurred.

4.04.2.                                       Settlement of Current Account.  The Settlement of Current Account shall have occurred.

4.04.3.                                       Related Documentation.  The Related Documentation shall have been executed.

4.04.4.                                       Termination of certain employees.  All individuals included in Exhibit 4.04.4. hereto shall have entered into binding releases (finiquitos) with the Relevant Companies and/or UNAB.

4.04.5.                                       Foreign Investment Approval.  Buyer shall have obtained all foreign investment and other governmental approvals necessary for the Closing.

4.04.6.                                       Regularizations.  The matters listed in Exhibit 4.04.6.  hereto have been resolved to Buyer’s satisfaction.

4.04.7.                                       Transfer of certain shares.  Sellers shall cause the following transfer of shares to occur on or prior to the Closing Date, at a nominal price:

(i)                                  Inmobiliaria shall transfer to Instituto 2 one share of IP AIEP.

(ii)                               Inmobiliaria shall transfer to Desup one share of CFT AIEP.

(iii)                            Inmobiliaria shall transfer to Desup one share of AIEP Regional.

(iv)                           Huepil shall transfer to Desup one share of Instituto 1.

4.04.8.                                       Representations and Warranties. Each of the representations and warranties of Sellers and the Excluded Companies contained in this Agreement shall be true and correct as of the date made and, except as specifically contemplated by this Agreement, at and as of the Closing Date, with the same force and effect as if made as of the Closing Date, and Buyer shall have received from Seller s a certificate to such effect.

4.04.9.                                       No Material Adverse Effect. Since the Effective Date, nothing has occurred which has or could reasonably be expected to have a Material Adverse Effect.

4.04.10.                                 Covenants.  All covenants contained in this Agreement to be complied with by Sellers or either of the Relevant Companies or UNAB on or before the Closing Date shall have been complied with by the Closing Date and Buyer shall have received from Sellers a certificate to such effect.

4.04.11.                                 Resolutions.  Buyer shall have received from Sellers certified copies of resolutions duly adopted by (i) the board of directors (or shareholders meetings, if necessary) of Sellers authorizing the execution and performance of this Agreement and the transactions contemplated hereby and (ii) the boards of directors (or shareholders meetings, if necessary) of each of the Relevant Companies authorizing the consummation of the transactions contemplated hereby, and such resolutions shall not have been revoked and shall remain in full force and effect.

4.04.12.                                 Opinion of Sellers’ Counsel.  Buyer shall have received an opinion of counsel to Seller, dated as of the Closing Date, in form and substance reasonably acceptable to Buyer.

4.04.13.                                 Third Party Consents.  Sellers shall have obtained in writing the third party consents required form the consummation of the transactions contemplated hereby.

Section 4.05.                         Conduct of Business Prior to Closing. Between the Effective Date and the Closing Date, except as otherwise contemplated by this Agreement, or with the consent of Buyer (given in writing through its legal counsel Mr. Pablo Guerrero Valenzuela), Sellers shall cause the Business to be conducted only, and Sellers shall prevent the Relevant Companies and UNAB from taking any action except, in the ordinary course of business consistent with past practices. Without limiting the foregoing, except as contemplated by this Agreement or with consent of Buyer, Sellers shall be prohibited and shall prohibit each of the Relevant Companies and UNAB, between the Effective Date and the Closing Date, from directly or indirectly doing, or proposing or agreeing to do, any of the following:

(i)           entering into any contract, commitment or lease outside of the ordinary course of business;

(ii)          taking any action that would result in the failure or non- fulfillment of any condition set forth in this Agreement;

(iii)       declaring, setting aside or paying any dividend or other distribution (whether in cash, stock or property) in respect of, purchasing, redeeming or otherwise acquiring, its capital stock;

(iv)      merging or consolidating with any other Person.

(v)         make any amendments, outside the ordinary course of business, with respect to tuitions, discounts, scholarships, student financing;

(vi)      incur in expenses in excess of those contemplated in the budget attached hereto as Exhibit 4.05 ;

(vii)   start any new advertising campaign with respect to services provided by the Relevant Companies or UNAB; or

(viii)entering into, or terminating, employment agreements with employees which gross annual compensation (including bonuses) is higher than Ch$40,000,000.

Section 4.06.                         Access to Information.  From the Effective Date to the Closing Date, Sellers shall provide and shall cause the Relevant Companies and UNAB, and their officers, directors, employees, advisors, representatives and authorized agents to provide to Buyer and its officers, directors, employees and authorized agents in a manner not unreasonably disruptive to the operation of business, offices and other facilities access to (i) the officers, directors, employees, authorized agents, advisors, representatives and properties of the Relevant Companies and UNAB and (ii) all books and records of the Relevant Companies and UNAB, and shall promptly furnish to Buyer all financial and operating data and other information regarding the business and the assets of the Relevant Companies and UNAB that Buyer may from time to time reasonably request.

Section 4.07.                         Publicity.  From the Effective Date to the Closing Date, neither Buyer nor Sellers shall, nor shall either Buyer or Sellers permit its respective subsidiaries, directors, officers, employees, authorized agents, advisors or representatives to, issue any press release or otherwise make any public statements or announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party.  Notwithstanding the foregoing, neither Sellers nor Buyer shall be prevented at any time from furnishing any required information to any governmental agency or authority or from complying with its legal obligations, with copy to the other party.

Section 4.08.                         Best Efforts.  Subject to the terms and conditions of this Agreement, each party will use its best efforts to cause the Closing to occur.

Section 4.09.                         Insurance.  Sellers shall keep, or cause to be kept, all insurance policies listed on Exhibit 4.09, or suitable replacements therefore, in full force and effect through the close of business on the Closing Date.

Section 4.10.                         Further Action.  Each of Sellers and Buyer shall, and shall cause their respective subsidiaries to, execute such documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby at or after the Closing to evidence the consummation of the transactions contemplated pursuant to this Agreement.  Upon the terms and subject to the conditions hereof, Sellers and Buyer shall take, or cause to be taken, all actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

ARTICLE 5.

SELLERS’ REPRESENTATIONS AND WARRANTIES.

Section 5.01.                         Miscellaneous. Each of the representations and warranties set out in the several sections of this Article is separate and independent and except as expressly provided to the contrary in this Agreement is not limited by reference to any other paragraph of this Article.

References made in this Article to “Relevant Companies”, shall mean, only for the purposes of this Article, made to the Relevant Companies as it is defined in Section 1.04 (which includes Instituto 2, Unigroup, Servicios, IP AIEP, CFT AIEP, AIEP Regional and Instituto 1) jointly with UNAB, unless it is expressly provided otherwise. Any reference made to a “Relevant Company” shall mean, for said purposes only, made to any of such Relevant Companies and UNAB.

Section 5.02.                         Representations and Warranties. Sellers represent and warrant to Buyer that except as fully disclosed to Buyer through the Exhibits to this Article, each of the statements set out in the following sections of this Article is true and accurate.

Section 5.03.                         Prior statements. The statements made in Article 2 herein are true, correct and accurate.

Section 5.04.                         Constitutional and corporate documents.

5.04.1.                                       Chilean Sellers are corporations duly organized and existing under the laws of the Republic of Chile. Chilean Sellers possess sufficient capacity, power and authorization to execute this Agreement.

5.04.2.                                       Edin is a corporation duly organized and existing under the laws of the Territory of the British Virgin Islands. Edin possesses sufficient capacity, power and authorization to execute this Agreement.

5.04.3.                                       Each of the Relevant Companies: (i) exists and is duly organized and validly existing, according to the laws of the country in which it was incorporated; and (ii) possesses all the permits, authorizations and certifications from the competent authorities, necessary to develop the activities and businesses that are currently undertaken by them, in the places under the conditions in which they currently operate.

5.04.4.                                       Exhibit 2.01 hereof contains a list of all Subsidiaries and Affiliates of the each of the Relevant Companies.

Section 5.05.                         Ownership. Sellers are the actual owners of the Shares. Sellers may freely dispose of the Shares.

Specifically, Sellers represent and warrant that:

5.05.1.                                       As of the Closing Date, the Shares will be owned free of all Liens and have full voting rights, with no restrictions or limitations.

5.05.2.                                       The shares and corporate rights of the Relevant Companies are owned exclusively by the Relevant Companies, with the exception of the Shares that are owned in the manner described in Section 2.04.  As of the Closing Date, such shares and corporate rights will be owned free of all Liens and have full voting rights, with no restrictions or limitations.

5.05.3.                                       There are no pending subscription rights in favor of any of the shareholders or partners of the Relevant Companies, or in favor of third parties, nor an option or right of any kind that gives the Sellers or its subsidiaries, or to third parties, the right to purchase, subscribe or acquire, any title, share or right in the Relevant Companies or to capitalize credits against the Relevant Companies.

Section 5.06.                         Corporate approvals. The execution of this Agreement was duly approved and the required powers of attorney were duly granted pursuant to the applicable by-laws and regulations. The individuals who appear on behalf of Sellers, will have, as of the Closing Date, all the necessary powers and authority to execute and perform the Obligations arising under this Agreement including, without limitation, the capacity to own and the faculty to sell the Shares and the Brands.

Section 5.07.                         No contravention. The execution and performance of this Agreement and its related agreements and documents (i) does not contravene any provision contained in the by-laws, statutes or other analogous provisions of Sellers, the respective Excluded Companies or the respective Relevant Companies, nor any shareholder agreement or other contract or covenant with respect to Sellers, the Excluded Companies, the respective Relevant Companies or the Assets; (ii) as of the Closing Date, will not grant the right to terminate or resolve any contract or agreement to which any Relevant Company is a party; nor will it mean, directly or indirectly, any breach of any contract in which any Relevant Company is a party; (iii) does not cause nor does it bring any loss of benefit for neither any Relevant Company nor those companies that are to become shareholders of the Relevant Companies; (iv) does not require the authorization or consent of any individual or entity, under any kind of material contract, including any material credit, concession, licensing and franchise contracts; and (v) does not contravene any legal provision, neither in Chile nor in any other applicable jurisdiction.

Section 5.08.                         Financial Statements. The following representations and warranties are made in connection with the Financial Statements, copy of which are attached hereto as Exhibit 5.08 :

5.08.1.                                       The Financial Statements, as of the Financial Statements Date (i) were prepared according to generally accepted accounting principles and practices applicable in Chile, principles and practices that were applied consistently during all two periods prior to the Financial Statements Date, without any change in the accounting policies used; (ii) reflect appropriately, as of the Financial Statements Date, the financial and equity situation of the Relevant Companies, as well as their assets, liabilities, the profit or loss of their operations and the changes in their equity and cash flow; (iii) contain either provisions adequate to cover, or full particulars in notes of, all Taxation (including deferred Taxation) and other liabilities (whether quantified, contingent or otherwise) of the Relevant Companies as at the Financial Statements Date; (iv) are not affected by any unusual or nonrecurring items; and (v) fulfill all the requirements of form and substance required pursuant to the applicable provisions and regulations.

5.08.2.                                       In the Financial Statements (i) the value attributed to each fixed asset of the Relevant Companies is registered according to its historic cost, such fixed assets have been acquired under market conditions based on arms - length transactions, and have been depreciated pursuant to USGAAP ; (ii) there are adequate provisions for any losses in respect of ongoing projects and work in progress (if applicable) to the extent that such losses shall be reasonably determined; and (iii) the assets have been depreciated according to estimations of useful life and residual value consistent with generally accepted accounting principles.

5.08.3.                                       All financial records of the Relevant Companies have been properly maintained and constitute an accurate record of all matters which ought to appear in them and where required by law have been duly filed. The Relevant Companies have complied in all material respects with the statutory accounting requirements including the requirements with respect to Taxation, provided that this representation shall apply to the AIEP Entities exclusively since calendar year 2001.

5.08.4.                                       As of the Financial Statements Date, no Relevant Company has any Obligations, indebtedness, liabilities or contingencies, that according to the applicable accounting rules and principles, ought to be reflected in the Financial Statements or their notes, other than those reflected in the Financial Statements.

Section 5.09.                         Position since Financial Statements Date. Since the Financial Statements Date

(i)                             no event has occurred which may be considered to any Relevant Company as a Material Adverse Change.

(ii)                            each Relevant Company has conducted the Business in a normal and proper manner;

(iii)                         no Relevant Company has entered into any unusual contract or commitment or otherwise departed from its ordinary course of business;

(iv)                        there has been no deterioration in the turnover, financial or trading position or the prospects of any of the Relevant Companies;

(v)                           each Relevant Company has paid its creditors within the times agreed with them and has collected its debts in the ordinary course of business;

(vi)                        no asset has been acquired or disposed of or agreed to be acquired or disposed of by any Relevant Company on capital account, and no contract involving expenditure by it on capital account has been entered into by any Relevant Company other than in the ordinary course of business, being agreed that to dispose means any sale, restitution, cession, granting or acquiring of options, encumbrance or transference and any other act that might be considered a disposition act under Civil Law;

(vii)                     except for the increase of the Current Account by Ch$283,984,000 during 2003, no dividend or other distribution of profits or assets has been or agreed to be declared, made or paid by any Relevant Company, nor has any distribution of cash or assets of any kind been made by any Relevant Company to any of the Excluded Companies;

(viii)                  no shareholder resolutions have been passed by any Relevant Company;

(ix)                          no event has occurred which gives rise to Taxation to any Relevant Company on deemed (as opposed to actual) income, profits or gains or which results in any Relevant Company becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another Person;

(x)                             no event has occurred which would entitle any third party (with or without the giving of notice) to call for the repayment of indebtedness of any Relevant Company prior to the normal maturity date; and

(xi)                          except for the increase of the Current Account by Ch$283,984,000 during 2003, no Relevant Company has made any payment or incurred any liability to any member of the Sellers or any Excluded Company except in the ordinary course of business on normal commercial terms.

Section 5.10.                         Indebtedness and loans. The following representations and warranties are made regarding the indebtedness of the Relevant Companies, with the exceptions included in Exhibit 5.10 hereto:

5.10.1.                                       No Relevant Company has outstanding any indebtedness or any money raised other than under any bank overdraft facilities not exceeding the amount set out in the Financial Statements.

5.10.2.                                       No Relevant Company has lent any money which has not been repaid to it nor does it own the benefit of any debt (whether present or future) other than debts accrued to it in the ordinary course of its business.

5.10.3.                                       No Relevant Company has received or is subject to any arrangement for the repayment of any grant, subsidy or financial assistance from any government department or other similar entity. The execution and compliance with the terms of this Agreement does not and will not result in any grant, subsidy or financial assistance from any government department or other similar entity becoming repayable.

Section 5.11.                         Assets. (a) Each Relevant Company is the current owner of all goods and assets that are considered in the Financial Statements and inventories as of the Financial Statements Date (except those that have been transferred in the normal and ordinary course of business of the respective Relevant Company, consistent with past practices). (b) All such goods and assets are (i) free of all encumbrances, Liens, forbiddances or limitations that restrict their ownership or use, with exception to those encumbrances, Liens, forbiddances or limitations included in Exhibit 5.11 hereof; (ii) in a good condition for the purposes for which they are required, except for the deterioration related to their normal wear and tear; and (iii) not obsolete. (c) No Relevant Company is the owner of any real estate property, nor has it entered into any agreement, option or pre-

emption to acquire any of such, except for the maritime concessions and real estate thereof included in Exhibit 5.11.

Section 5.12.                         Contracts and agreements. Exhibit 5.12 hereof fully discloses all of the agreements, contracts, arrangements and Obligations of any kind (other than agreements and contracts listed or included in other Exhibits hereto) in which any Relevant Company is a party or has entered into; attached to it are copies of every such agreements which payments or value or liabilities exceed for the respective Relevant Company an annual amount exceeding US$50,000. Each Relevant Company has complied with all its Obligations under each such contract, as well as with any of it under any other contract or agreement contained in or referred to in any other provision herein. Each such contract, arrangement or Obligation is in full force and effect and binding on the parties in accordance with its terms.

Additionally, Sellers represent and warrant to the Buyer the following regarding the contracts and agreements of the Relevant Companies:

5.12.1.                                       The Relevant Companies are not parties nor has they entered into any agreement, contract or arrangement that (i) is not in the respective Relevant Company ordinary course of its business; or (ii) is expected to result in a loss to that Relevant Company on completion of performance; or (iii) is of an onerous nature or cannot be fulfilled or performed by that Relevant Company on time and without undue or unusual expenditure of money and effort.

5.12.2.                                       As of the Closing Date, no Relevant Company will have any Obligation or liability (actual or contingent) (i) under any guarantee or indemnity or letter of credit or comfort letter (whether or not reflected in the Financial Statements); (ii) (other than any Obligation of a type and to an extent regularly incurred by it in the ordinary course of business) which cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort; or (iii) under any sale and purchase agreement in respect of a former part of the Business (including representations and warranties or indemnities given by any Relevant Company).

5.12.3.                                       No Relevant Company is a party to any agency, distribution or management agreement or to any agreement or arrangement which restricts its freedom to carry on its business in such manner as it thinks fit or to engage in any line of business.

5.12.4.                                       Except for any guarantee or any warranty implied by law or contained in its standard terms of business, no Relevant Company has given any guarantee or warranty, or made any representations, in respect of goods or services supplied, or contracted to be supplied, by it or, except as aforesaid, accepted any liability or Obligation that would apply after any such goods or services had been supplied by it.

5.12.5.                                       No Relevant Company has given any guarantee or warranty, or made any representations in respect of a sale of shares or an undertaking or part of an undertaking.

5.12.6.                                       The Sellers are not aware of the invalidity of any agreement to which any Relevant Company is a party and no Relevant Company has received notice of termination, rescission, invalidation or claim pursuant to any actual or alleged breach or default of any agreement to which a Relevant Company is a party or has entered into.

5.12.7.                                       Except for the exceptions contained in Exhibit 5.12.7 hereto, no Relevant Company is in breach neither of the lease and rental agreements nor of agreements that affect any of their goods and assets. Neither are the counterparts of the above mentioned lease and rental agreements in breach of said agreements. All the rent payments and lease installments, as well as the costs associated with said contracts, have been duly paid and are current. The latter does not include rental or lease agreements entered into exclusively among the Relevant Companies and which, therefore, do not involve third parties.

5.12.8.                                       All the consulting, advisory, professional services contracts and others of similar nature, to which each of the Relevant Companies are parties, either as a lender or receiver of the services are valid, legal and there are no breaches of them.

5.12.9.                                       All the promise to purchase agreements, options, and general promise for purchase, sale, rent, lease, acquisition and transfer of any assets to which each of the Relevant Companies are parties to are valid, legal and there are no breaches of them.

Section 5.13.                         Litigation. Except for the exceptions contained in Exhibit 5.13 hereof, the Sellers represent and warrant the following regarding litigation, claims and disputes.

5.13.1.                                       There are no suits, claims, petitions, or any other type of legal action, administrative proceedings or labor disputes, or extra-judicial claims pending, in process or that may be assumed will be initiated, for any motive, against one or more of the Relevant Companies.

5.13.2.                                       No Relevant Company is engaged in any litigation or arbitration proceedings and there are no such proceedings pending or threatened by or against any Relevant Company.

5.13.3.                                       The Sellers are not aware of anything which is likely to give rise to any litigation or arbitration proceedings by or against any Relevant Company.

5.13.4.                                       No Relevant Company is the subject of any investigation, inquiry or enforcement proceedings or process by any governmental, administrative or regulatory body nor are the Sellers aware of anything which is likely to give rise to any such investigation, inquiry or proceeding or process.

5.13.5.                                       There are no existing or pending judgments, awards or decisions affecting any Relevant Company.

5.13.6.                                     There are no past or current, threatened or pending, criminal actions, proceedings or investigations, concerning directors or managers or employees of any Relevant Company which relate to their respective businesses.

Section 5.14.                         Taxation. The Sellers represent and warrant to the Buyer regarding Taxation of the Relevant Companies as follows.

5.14.1.                                       Taxation liabilities. (a) All Taxation of any nature whatsoever for which any Relevant Company is liable and which has fallen due for payment has been duly paid. (b) Each of the Relevant Companies has fulfilled fully and opportunely all other Obligations and charges imposed by the respective and applicable legislation and tax regulations. (c) Each of the Relevant Companies has paid fully and opportunely all tax, fees, interests, rights, contributions and municipal patents of any kind and has withheld fully and opportunely all those taxes which it is obligated to withhold, provided that this representation shall apply to the AIEP Entities exclusively since calendar year 2000 (fiscal year 2001).

5.14.2.                                       Taxation filings. Each of the Relevant Companies has presented timely and in good faith all the declarations and reports required by the laws, rules and regulations of autonomous entities and instructions and circulars of administrative entities, related to taxes, customs, foreign exchange, and social security in general. No Relevant Company has asked for any extensions of time for the filing of any tax returns or other documents relating to Taxation, provided that this representation shall apply to the AIEP Entities exclusively since calendar year 2000 (fiscal year 2001).

5.14.3.                                       Taxation returns. All notices, computations, sworn affidavits and returns which ought to have been given or made, have been properly and duly submitted by each Relevant Company to the relevant Taxation authorities and all information, notices, computations and returns submitted to such authorities are true, accurate and complete and are not the subject of any material dispute nor are likely to become the subject of any material dispute with such authorities, provided that this representation shall apply to the AIEP Entities exclusively since calendar year 2000 (fiscal year 2001).

5.14.4.                                       Records. All records which any Relevant Company is required to keep for Taxation purposes or which would be needed to substantiate any claim made or position taken in relation to Taxation by the Relevant Company, have been kept and are available for inspection at the premises of the Relevant Company, provided that this representation shall apply to the AIEP Entities exclusively since calendar year 2000 (fiscal year 2001).

5.14.5.                                       Claims and requests for treatment. All claims or other requests for any particular treatment relating to Taxation that have been taken into account in computing any amount in the Financial Statements have been duly made and are not likely to be disputed by any Taxation authority.

5.14.6.                                       Concessions and arrangements. The amount of Taxation chargeable on any Relevant Company during the statutory limitation period in each relevant jurisdiction has not been affected to any material extent by any concession, arrangements, agreement or other formal or informal arrangement with any Taxation authority (not being a concession, agreement or arrangement available to companies generally). Except for UNAB, no Relevant Company is subject to a special regime in respect of Taxation.

5.14.7.                                       Penalties and interest. No Relevant Company has within the statutory limitation period in each relevant jurisdiction paid or become liable to pay, nor are there any circumstances by reason of which it is likely to become liable to pay any interest, penalty, surcharge or fine relating to Taxation, provided that this representation shall apply to the AIEP Entities exclusively since calendar year 2000 (fiscal year 2001).

5.14.8.                                       Investigations. No Relevant Company has within the past twelve months been subject to or is currently subject to any investigation, audit or visit by any Taxation or excise authority, and neither the Sellers nor any Relevant Company is aware of any such investigation, audit or visit planned for the next six months.

5.14.9.                                       Deductions and withholdings. (a) Each Relevant Company has made all deductions in respect, or in account, of any Taxation from any payments made by it which it is obliged or entitled to make and has accounted in full to the appropriate authority for all amounts so deducted. (b) No Relevant Company has received any notice from any Taxation authority which required or will require any of them to withhold Taxation from any payment made since the Financial Statements Date (in respect of which such withheld Taxation has not been accounted for in full to the appropriate authority).

5.14.10.                                 Depreciation and tax bases. (a) On the assumption that disposals are made for a consideration equal to the book value shown in or adopted for the purposes of the Financial Statements no charge to Taxation would arise on the disposal by any Relevant Company of any of its assets, other than as disclosed in the Financial Statements. (b) No claim has been made for the depreciation of any asset of any Relevant Company for Taxation purposes in circumstances in which the claim is likely to be disallowed.

5.14.11.                                 Capital gains. No Relevant Company has disposed of or acquired any assets since the Financial Statements Date in circumstances such that the disposal price or acquisition cost of the asset would be treated for Taxation purposes as being different from the consideration given or received.

5.14.12.                                 Disposal of debts. No taxable profit or gain would accrue on the disposal or settlement of any debt owed to any Relevant Company at the value of that debt adopted for the purposes of the Financial Statements.

5.14.13.                                 Employees - compensation for loss of office. No Relevant Company is under any Obligation to pay nor has it since the Financial Statements Date paid or agreed to pay any compensation for loss of office or for any gratuitous payment not deductible in computing its income for the purposes of Taxation.

5.14.14.                                 Closing. No charge to Taxation will arise on any Relevant Company by virtue (whether alone or in conjunction with any other fault or circumstance) of the entering into and/or Closing of this Agreement, except for the capital gains tax applicable to Instituto 2 upon the sale of the Brands.

5.14.15.                                 Tax residence. No Relevant Company is treated for any Taxation purpose as resident in a country other than the country of its incorporation and no Relevant Company has, or has had within the statutory limitation period in each relevant jurisdiction a branch, agency or permanent establishment in a country other than the country of its incorporation.

5.14.16.                                 Secondary liability. No Relevant Company is or will become liable to Taxation chargeable primarily on any other Person, body of Persons, entity or company, including, without limitation, social security payments for subcontractors.

5.14.17.                                 Transfer pricing. No transactions or arrangements involving a Relevant Company have taken place or are in existence which are such that any provision relating to transfer pricing might be invoked by a Taxation or excise authority.

5.14.18.                                 Deemed income and gains. Except as provided in the Financial Statements, no Relevant Company has a liability to Taxation on income or gains except in respect of and to the extent of income and profits actually received, nor do any arrangements exist which might give rise to such a liability.

5.14.19.                                 Value added tax. (a) Each Relevant Company is duly registered for the purposes of VAT in its country of incorporation, when applicable. (b) Each Relevant Company has complied with all statutory provisions, rules, regulations, orders and directions concerning VAT, including the making on time of accurate returns and payments and the maintenance of records, when applicable.

5.14.20.                                 Stamp tax . All stamp tax and similar taxes or duties have been duly paid in respect of all transactions carried out by each Relevant Company.

5.14.21.                                 Reorganizations and mergers. No Relevant Company has claimed or been granted exemptions from Taxation in connection with reorganizations or mergers during the current financial year or the previous six financial years. Reorganizations or mergers which take effect on or before Closing will not give rise to the assessment or payment of Taxation after Closing.

Section 5.15.                         Employees and employee benefits. With the exceptions contained in Exhibit 5.15 hereto, the Sellers represent and warrant the following regarding employees and employee benefits.

5.15.1.                                       Each of the Relevant Companies has retained and paid fully and in time all social security payments required by the laws, rules and other applicable social security regulations.

5.15.2.                                       Exhibit 5.15 hereto contains copies of the employment contracts of the 25 employees with the highest salaries for the Relevant Companies, which states the terms and conditions of employment of each employee, and specially the hiring date, vacation rights, work days, salary, wage, commission, gratifications, guaranteed severance payments and other additional benefits.

5.15.3.                                       All the salaries, wages, commissions, remunerations, gratifications, compensations, severance payments, and social security payments of the employees of the Relevant Companies are current in payment and, as of the Financial Statements Date, they have not incurred any amounts for any of these concepts, other than the normal and ordinary course of business of the respective Relevant Company, consistent with past practices.

5.15.4.                                       There are no collective employment agreements or collective employment contracts to which any of the Relevant Companies are parties.

5.15.5.                                       None of the Relevant Companies are currently in the process or about to initiate the process of collective negotiation with its workers, and, as of the Effective Date, there are no activities on process by the workers’ organization that have as their objective the constitution of a union or the initiation of collective negotiations.

5.15.6.                                       None of the Relevant Companies is subject to a labor complaint, action or dispute, for which they have received written notice, other than the ones included in Exhibit 5.15 hereto.

5.15.7.                                       Other than their respective employment contracts, there are no contracts, pledges and agreements of any nature, regarding the hiring, remuneration (including bonuses), termination, rendering of service, advisory, reimbursement of expenses, insurance plans, use of assets, benefits, or others of similar nature, that require a total annual payment of US$20,000 or more, entered into by any Relevant Company and their respective directors, managers, agents, executives, commissioners and representatives, or affiliated to these individuals, except for those included in Exhibit 5.15 hereto.

5.15.8.                                       During the period of time between the Financial Statements Date and the Closing Date, no Relevant Company shall have entered into any agreement with any employee in order to modify the terms or conditions of employment, other than the agreements included in Exhibit 5.15 hereto.

Section 5.16.                         Environmental. Each of the Relevant Companies have fulfilled in the past and presently comply with all Environmental Laws. None of the Relevant Companies have received notification or notice regarding a suit, complaint or legal proceeding of any kind that has been initiated or is about to be initiated against them for an infraction to the Environmental Laws. Each of the Relevant Companies have applied for and received all the permits and authorizations required for the construction, installation, and operation of its facilities.

Section 5.17.                         Intellectual property. Exhibit 5.17 of this Agreement identifies all the registered commercial trademarks, names, patents, computer / software programs, databases, industrial designs and other industrial and intellectual property which are owned by the Relevant Companies. The trademarks and names indicated do not have any material restrictions that make said trademarks and names inadequate for the current activities of the Relevant Companies. Each of the Relevant Companies have sufficient rights to use all the other names, patents, computer/software programs, databases, industrial designs and intellectual and industrial property in general currently utilized in the activities proper to their operations. The execution of this Agreement does not affect said rights. In the development of their operations, none of the Relevant Companies has infringed or is currently infringing, in a material manner, licensing contracts or laws regarding intellectual or industrial property.

Section 5.18.                         No brokers fees. The Relevant Companies have not hired, paid, pledged, or offered fees, remuneration, or compensation of any kind, to brokers, banks (commercial or investment), consultants, advisors, lawyers, accountants, auditors or other professionals for services related to the negotiation or celebration of this Agreement or the Option Agreement, and has not permitted their intervention such that would origin a charge to any of the Relevant Companies for said concept. The Relevant Companies have not paid or offered to pay any compensation to its dependents, managers, executives or directors for services related to the celebration of this Agreement or the Option Agreement, in addition to their normal and ordinary compensation previously agreed to with said dependents, managers, executives and directors.

Section 5.19.                         Compliance. The Relevant Companies are not currently in noncompliance or in default or simple delay to comply with an Obligation, whatever its origin,

nor of a resolution by a court or administrative authority. Each of the Relevant Companies have complied and is currently complying with all its contracts, covenants or agreements of any type, and has no knowledge that their counterparts in those contracts, covenants, and agreements are not fulfilling them in time and form. There is no reason to think that each of the Relevant Companies may not exercise the rights that corresponds to each of them under said contracts, covenants, and agreements. Each of the Relevant Companies develop their activities and business fulfilling with all laws, rules, instructions, circulars, ordinances, and other applicable provisions.

Section 5.20.                         Insurance policies. Exhibit 4.06 hereof contains a list of all insurance policies of each of the Relevant Companies, which cover the risks that affect all those assets of the Relevant Companies which are essential to the development of their businesses; said policies are valid an currently in effect. No Relevant Company has received a communication or notice of any kind indicating the cancellation or termination of any of the insurance policies.  The Relevant Companies have no pending insurance claims.

Section 5.21.                         Bank accounts. Exhibit 5.21 hereof contains an accurate and complete list of all current checking or similar accounts held at banks or other financial institutions, local or foreign, be it in Ch$, US Dollars, or any other currency, of the Relevant Companies, indicating all the individuals authorized to manage, sign or act in any other form with respect to any of the stipulated accounts.

Section 5.22.                         Powers of attorney. Exhibit 5.22 hereof contains an exact and complete list of each and every power of attorney and authorizations granted by each of the Relevant Companies.

Section 5.23.                         Instituto 2 and Unigroup. Instituto 2 and Unigroup are investments companies that, as of today, (i) do not perform any activity other than holding the shares and rights described in Section 2.01 herein, and (ii) do not have dependent employees and are not party to any agreement. Unigroup does not have any Obligation (financial or otherwise) whatsoever, other than those arising from this Agreement.

Section 5.24.                         Enrollment. The total student enrollment of the Relevant Companies for year 2003 is not lower than the figures included in Exhibit 5.24 hereto.

Section 5.25.                         Tuitions. No amendments, outside the ordinary course of business, with respect to tuitions, discounts, scholarships and student financing have been made in UNAB or the AIEP Entities.

Section 5.26.                         EBITDA.  The Consolidated Recurring EBITDA of Instituto and UNAB, and their subsidiaries, during 2002 is not lower than Ch$8,600,000,000.

Section 5.27.                         No Related Party Obligations. There are no pending Obligations from the Relevant Companies to the Sellers or any Affiliate to the Sellers.

ARTICLE 6.

EXCLUDED COMPANIES’ REPRESENTATIONS AND WARRANTIES.

Section 6.01.                         Miscellaneous. (a) Each of the representations and warranties set out in the several sections of this Article is separate and independent and except as expressly provided to the contrary in this Agreement is not limited by reference to any other paragraph of this Article. (b) Any reference made in this Article to an “Excluded Company” or to “Excluded Companies”, shall be deemed to be made to any and all, when applicable, of the companies referred to in Section 2.05. above jointly with the Sellers.

Section 6.02.                         Representations and Warranties. The Excluded Companies represent and warrant to the Buyer that except as fully disclosed to the Buyer through the Exhibits to this Article, each of the statements set out in the following sections of this Article is true and accurate.

Section 6.03.                         Prior statements. The statements made in Article 2 herein are true, correct and accurate.

Section 6.04.                         Capacity. The execution of this Agreement was approved and the required powers of attorney were granted by the relevant corporate bodies of the Excluded Companies. The individuals who appear on behalf of the Excluded Companies shall have, as of the Closing Date, all the necessary powers and authority to execute and perform the Obligations arising under this Agreement.

Section 6.05.                         No contravention. The execution and performance of this Agreement (i) does not contravene any provision contained in the by-laws, statutes or other analogous provisions of the Excluded Companies, nor any shareholder agreement or other contracts and covenants with respect to the Excluded Companies or the Real Estate (including the Leases); (ii) does not grant the right to terminate or resolve any material contract in which the Excluded Companies are parties pertaining to the Real Estate; does not mean, directly or indirectly, the non-compliance with any material contract in which the Excluded Companies are parties pertaining to the Real Estate (including the Leases); (iii) does not require the authorization or consent of any individual or entity, under any kind of material contract, including any material credit, concession, licensing and franchise contracts; and (iv) does not contravene any legal provision, Chilean or of any other competent jurisdiction.

Section 6.06.                         Real Estate and Leases. (a) Exhibit 6.06 hereof contains details of all the Real Estate and contains details of all the Leases. (b) The description of each of the the Real Estate in such Exhibit is, in each case, true, accurate and complete and includes all the information which is needed fully and exactly to identify the Real Estate and the Leases.

Section 6.07.                         Title. (a) Inmobiliaria is the sole legal and beneficial owner of those of the Real Estate listed in Exhibit 6.06, is in exclusive occupation of it and has a good title to it, which is in perfect order pursuant to the applicable law. (b) Inmobiliaria is fully and solely entitled to the Leases listed under its name in the Exhibit 6.06, is in exclusive occupation of the land the subject of the Leases and has a good title to such Leases, which is in perfect order pursuant to the applicable law. (c) No Real Estate or Lease is subject to any encumbrance or Lien other than those set out in the Exhibit 6.07.

Section 6.08.                         Leases. (a) Each Lease complies with all applicable laws and regulations and whenever capable of registration has been registered, is in full force and effect and Inmobiliaria has fully complied with its Obligations under it. (b) On termination of any Lease, Inmobiliaria will be under no obligation to restore the land held under that Lease to the state of the land at the start of the Lease.

Section 6.09.                         Roads and services. Inmobiliaria has a permanent legal right free from onerous and unusual conditions to use all roads and conducting media serving each Real Estate in the manner in which they are presently used and Inmobiliaria does not have any knowledge of any imminent or likely interruption of its right to use these roads or conducting media.

Section 6.10.                         Covenants. (a) There is no covenant, restriction, burden or stipulation affecting any Real Estate which is of an onerous or unusual nature or which conflicts with its present use or materially affects its value. (b) No material breach of any covenant affecting the title to any Real Estate is outstanding and the rent payable under each Lease has been paid up to date.

Section 6.11.                         Planning and zoning. Other than those exceptions contained in Exhibit 6.11 hereto (a) The present use of each Real Estate is educational, that use is authorized under applicable planning and zoning laws and regulations and the permits authorizing that use are unconditional and permanent. (b) No breach of applicable planning and zoning laws and regulations or building regulations or other legislation or any permit issued under any such law or regulation has been committed in relation to any Real Estate.

Section 6.12.                         Notices and orders. Neither the Sellers nor Inmobiliaria have received any notice or order affecting any Real Estate from any government department, any authority or any third party.

Section 6.13.                         Repair. Inmobiliaria is under no Obligation to carry out improvements or repairs to the whole or any part of any Real Estate, nor has received any order or instruction with respect to any such improvements or repairs.

ARTICLE 7.

BUYER’S REPRESENTATIONS AND WARRANTIES.

Section 7.01.                         The Buyer is a corporation duly organized and existing under the laws of Netherlands.

Section 7.02.                         The execution of this Agreement was known and approved by all relevant corporate body. The individuals who execute this Agreement on behalf of the Buyer have all the required powers and authorizations to execute this Agreement and to execute and perform all other agreements contemplated in this Agreement.

Section 7.03.                         The execution of this Agreement does not (i) contravene or infringe any provision set forth in the by- laws or other analogous provisions of the Buyer; (ii) mean, directly or indirectly, the breach of any agreement in which the Buyer is party to; and (iii) contravene any legal, regulatory or administrative provision, nor any judicial or administrative resolution of any kind.

Section 7.04.                         As of the Closing Date (a) this Agreement and all related documentation shall have been approved by all relevant corporate body of  Desup, and (b) the execution and performance of  all other agreements contemplated in this Agreement shall not (i) contravene or infringe any provision set forth in the by-laws or other analogous provisions of Desup; (ii) mean, directly or indirectly, the breach of any agreement in which Desup is party to; and (iii) contravene any legal, regulatory or administrative provision, nor any judicial or administrative resolution of any kind.

ARTICLE 8.

NON-COMPLIANCE AND INDEMNIFICATION.

Section 8.01.                         Sellers’ Breach of Warranties. In the event that as of the Effective Date or after the execution of this Agreement, one or more of the representations and warranties given herein by the Sellers or the Excluded Companies turn out to be incorrect, false or inaccurate, according to the terms agreed, said falsity or inaccuracy will be considered to be a breach by the Sellers or the Excluded Companies (a “Sellers’ Breach of Warranties”), and will give the Buyer the right to demand indemnification for damages from the Sellers or the Excluded Companies, when applicable. In any case, the Sellers shall indemnify the Buyer for all damages that may arise from the Sellers’ Breach of Warranties. The Sellers’ Breach of Warranties will not give the Buyer the right to seek termination of this contract or to seek nullity or rescission, except if there is willful misconduct, gross negligence or fraud.

Section 8.02.                         Buyer’s Breach of Warranties. In the event that as of today or after the execution of this Agreement, one or more of the representations and warranties given herein by the Buyer turn out to be false or inaccurate, according to the terms agreed in this Agreement, said falsity or inaccuracy will be considered to be a breach by the Buyer (a “Buyer’s Breach of Warranties”), and will give the Sellers the right to demand indemnification for damages from the Buyer. In any case, the Buyer shall indemnify the Sellers for all damages derived from the Buyer’s Breach of Warranties. The Buyer’s Breach of Warranties will not give the Sellers the right to seek termination of this contract or to seek nullity or rescission, except if there is gross negligence or fraud.

Section 8.03.                         Survival of Representations.  The representations and warranties in this Agreement and in any other documents delivered in connection herewith shall survive the Closing solely for the purposes of Sections 8.01 and 8.02 and shall terminate at the close of business four years following the Closing Date.

ARTICLE 9.

LIMITATION OF LIABILITY.

Section 9.01.                         The Buyer cannot claim damages against the Sellers for Sellers’ Breach of Warranties, unless the Buyer has presented such claim in writing to the Sellers, specifying (in reasonable detail) the subject matter to which the claim is referring, the nature of the infraction of the warranties and the amount of damages claimed (detailing the calculation made by the Buyer with respect to the loss suffered by the Buyer or any of the Relevant Companies or UNAB). The Buyer can claim damages against the Sellers for Sellers’ Breach of Warranties at any time until the date of the fourth anniversary of this Agreement.

Section 9.02.                         When the Buyer becomes aware of facts constituting a Sellers’ Breach of Warranties or becomes aware of the existence of a suit, claim, action or summons against the Buyer or one of the Relevant Companies or UNAB relating to subject matter that can serve as a basis for claiming damages against the Sellers for a Sellers’ Breach of Warranties, the Buyer (jointly with the respective Relevant Company or UNAB, whichever is applicable), shall follow the procedure set forth in the foregoing sub-sections.

9.02.1.                                       The Buyer shall notify the Sellers in writing, within 20 business days, of the fact that the Sellers can be responsible for a Sellers’ Breach of Warranties, it being understood, in any case, that failure to give such notification to the Sellers will not liberate the Sellers from its obligation to indemnify the Buyer.

9.02.2.                                       The Buyer shall cooperate with the Sellers, carry out all actions, deliver all information and grant access to the Sellers (and entities under its control) to all personnel, spaces, property, documents and records that are relevant and that the Sellers reasonably requests in writing, with the objective of avoiding, disposing, opposing, mitigating, compromising, agreeing, defending or appealing any of said claims; subject, however, in all the mentioned cases, to the condition that those acts, information and access, or their possible effects, shall not be prejudicial to the Buyer or the respective Relevant Company or UNAB.

9.02.3.                                       In the event that a claim, administrative complaint or other legal action (the “Legal Action”) in relation to any subject matter covered by the warranties is formally initiated against the Buyer or one or more of the Relevant Companies or UNAB (the “Affected Company”), the Buyer shall give immediate notice to the Sellers of the existence of said Legal Action and shall deliver a copy of all the written documentation received in relation to the same, provided, however, that failure to give such notice shall not affect the indemnification provided hereunder, except to the extent Sellers shall have been actually and materially prejudiced as a result of such failure. The Sellers shall assume the defense of the Legal Action and notify the Buyer in writing that Sellers has taken up such defense within 30 days of the receipt of notice from the Buyer of the existence of the Legal Action. If the Sellers assumes the defense of a Legal Action, the Sellers shall be the only one responsible for the costs of said defense and for the results of the Legal Action, reimbursing the Buyer for all sums that Buyer must pay in relation to the Legal Action and as a result of same. If the Sellers do not take any effective or likely to be effective course of action within the term referred to above, and if the Sellers in their communication do not assume full responsibility for the defense of the Legal Action expressly, then the Buyer or the Affected Company may freely decide in which form to defend the Legal Action, being able to present the objections, allegations and defenses that the Buyer or the Affected Company deems appropriate. If the Buyer or the Affected Company assume the defense of the Legal Action and the result of same is adverse to the Buyer or to the Affected Company, the Sellers shall not be entitled to claim as a complete defense or as limitation of its own liability, the fact that the Buyer or the Affected Company did not properly defend the Legal Action.

9.02.4.                                       If the Sellers assumes, at its own cost, exclusive responsibility for the defense of a Legal Action, the Buyer shall (i) permit the Sellers to assume the complete defense in said Action; (ii) carry out, in representation of the Buyer and of the Affected Company, all those acts that the Sellers in good faith believe appropriate, and grant (or the Affected Company shall grant) the Sellers assistance reasonably required to avoid, dispute, oppose, defend or appeal any of said claims, and (iii) instruct lawyers and other professional advisors that the Sellers shall act on behalf of the Buyer and/or the Affected Company, whatever the case may be; subject, however, in all the enumerated cases to the following: (1) that the Sellers shall keep the Buyer informed of the progress of the defense and the projected actions; (2) that the defense and the acts projected by the Sellers and the effects of such defense and actions are not prejudicial to the Buyer or to the Affected Company, allowing the Buyer or the Affected Company to decide in what manner the defense or projected action will be prejudicial to them; and (3) that the lawyers and other professionals designated by the Sellers are approved by the Buyer (approval that cannot be unreasonably withheld).

9.02.5.                                       The Sellers shall not be entitled to assume the defense of a Legal Action (i) unless the Sellers admit irrevocably and unconditionally to the Buyer and the Affected Company in writing and in a legally binding manner their liability in respect of the Legal Action and obligate to the Purchaser that they will indemnify the Purchaser and the Affected Company against all liabilities, costs, damages or expenses incurred by them in respect of such Legal Action or the exercise of any rights thereunder; or (ii) if the exercise of the right to defend the Legal Action, in the opinion of the Buyer or the Affected Company, be reasonably be likely to have an adverse effect on the goodwill, business or affairs of the Affected Company; or (iii) if the exercise of any conduct rights would render any policy of insurance maintained by the Affected Company or available to it, void or voidable or entitle the relevant insurer to repudiate or rescind any such policy; or (iv) which is a criminal action or proceeding.

9.02.6.                                       The Buyer shall not admit responsibility nor settle with a third party for anything that gave rise to the Legal Action, without the previous written consent of the Sellers (consent which cannot be unreasonably withheld), except in the case that the Legal Action has been acknowledged.

9.02.7.                                       The Buyer shall execute all reasonable actions to mitigate any loss suffered by the Buyer and/or the Affected Company for whom a claim against the Sellers may be formulated for Sellers’ Breach of Warranties.

9.02.8.                                       The Sellers shall have in every moment the right to settle a Legal Action, subject, however, that the settlement or their possible effects does not cause any damages to the Buyer or any Affected Company, understanding that the cost and expenses of such settlement will be borne exclusively by the Sellers.

ARTICLE 10.

TERMINATION.

Section 10.01.                  Termination.

10.01.1.                               This Agreement may be terminated:

(i)                                     at any time, by mutual consent of Buyer and Sellers;

(ii)                                  by either party, if the Closing shall not have occurred by June 20, 2003 or such later date as may subsequently be agreed upon in writing by the parties hereto (the “End Date”); or

(iii)                               prior to the Closing Date, by either Buyer or Sellers if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

provided, however, that the party seeking termination pursuant to clause (ii) or (iii) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

10.01.2.                                 Termination by any party in accordance with this Section shall be effective immediately upon the giving of written notice thereof.  Nothing in this Section shall impair the right of either party to compel specific performance by the other party of its Obligations hereunder.

ARTICLE 11.

CALL OPTION. PUT OPTION

Section 11.01.                  Call and Put Option Agreement. On the Closing Date, Desup and Chilean Sellers shall enter into a Call and Put Option Agreement (the “Option Contract”) pursuant to which Chilean Sellers shall grant Desup a call option (the “Call Option”), and Desup shall grant Chilean Sellers a put option (the “Put Option”), with respect to the nude ownership (“nuda propiedad”) of 35,979 Instituto 2 Shares (the “Nude Shares”).

Section 11.02.                  Exercise of Option.  To exercise the Put Option, Sellers shall deliver written notice thereof to Desup at any time during the six (6) month period commencing on the date which is eighteen months (18) months after the Closing Date.  To exercise the Call Option, Desup shall deliver written notice thereof to Sellers at any time after the Closing Date.

Section 11.03.                  Closing of Transactions.  Should Sellers exercise the Put Option or should Desup exercise the Call Option, the closing of the sale and purchase of the Nude Shares shall take place on the date(s) set forth in the Option Contract.

Section 11.04.                  Purchase Price. Should Desup exercise the Call Option, or should Chilean Sellers exercise the Put Option, the purchase price of all the Nude Shares (the “Option Price”) will be an amount equivalent in Unidades de Fomento as of the Closing Date to (i) Ch$15,172,500,000 if the Financing Condition has been satisfied, and (ii) Ch$18,207,000,000 if the Financing Condition has not been satisfied.

Section 11.05.                  Payment of Option Price.

11.05.1.                                 Should (i) Desup exercise the Call Option, or should Chilean Sellers exercise the Put Option, and (ii) the Financial Condition has been satisfied, the Option Price shall be paid in the following three installments:

(i)                                     20% (twenty percent) of the Option Price shall be payable on the date set forth in the Option Contract, which is not later than the second anniversary of the Closing Date;

(ii)                                  30% (thirty percent) of the Option Price shall be payable on the third anniversary of the Closing Date; and

(iii)                               50% (fifty percent) of the Option Price shall be payable on the fourth anniversary of the Closing Date.

11.05.2.                                 Should (i) Desup exercise the Call Option, or should Chilean Sellers exercise the Put Option, and (ii) the Financing Condition has not been satisfied, the Option Price shall be paid in the following four installments:

(i)                                     20% (twenty percent) of the Option Price shall be payable on the date set forth in the Option Contract, which is not later than the second anniversary of the Closing Date;

(ii)                                  20% (twenty percent) of the Option Price shall be payable on the third anniversary of the Closing Date;

(iii)                               30% (thirty percent) of the Option Price shall be payable on the fourth anniversary of the Closing Date; and

(iv)                              30% (thirty percent) of the Option Price shall be payable on the fifth anniversary of the Closing Date.

11.05.3.                                 Desup shall be entitled to prepay at any time any outstanding amount on the Option Price.

Section 11.06.                  Interest. The outstanding amount of the Option Price shall accrue interest at a rate of 6.5% per annum, calculated over the principal amount in UFs. The payment of interest on the Option Price shall be made quarterly, on the last Business Day of months September, January, April and June of each year.  Interest paid hereunder shall be considered as the price paid by Buyer for the Call Option.

Section 11.07.           Subordination. The payment of the Option Price and interest thereunder, shall be subordinated to the payment of the Senior Debt by UNAB, in such terms that Desup shall be able to commit to the holder of the Senior Debt that it shall not pay any installment of the Option Price and/or interest thereunder if there is and ongoing default of the Senior Debt. This subordination shall be formalized as required by the holder of the Senior Debt.

Section 11.08.                  Sellers’ Prohibition and Pledge. The Option Contract shall contain provisions (i) prohibiting Sellers from selling, transferring or putting any Lien on the Nude Shares; and (ii) pledging the Nude Shares in favor of Desup to secure Sellers’ Obligations under the Call Option.

Section 11.09.                  Second Pledge of Desup Shares. After the accomplishment of the Post-Closing Restructuring, and subject to the Senior Debt creditors’ consent and approval, Buyer shall cause that all of the shares issued by Desup be pledged in favor of Sellers to guarantee Desup’s Obligations under the Put Option.  Such pledge shall be granted in terms substantially identical to those included in the form attached as Exhibit 11.09 and it shall rank second in priority to the pledge to be granted as security for the Senior Debt.

Section 11.10.                  Desup’s Prohibition.  Pending full payment of the Option Price, Desup shall be prohibited from transferring (or causing the transfer) (i) the Brands or (ii)  any Real Estate acquired from Inmobiliaria to a third party which is not an Affiliate of Desup or UNAB.

Section 11.11.                  Desup’s Default. In the event Desup has failed to purchase the Nude Shares and/or has failed to deliver to Sellers the Option Price as it becomes due and, after all cure periods contemplated in the Option Contract have elapsed, Sellers shall be entitled to seek specific performance of the obligation or the resolution of this Agreement, according to the law. The parties further agree that, (i) should an event of default of the Senior Debt occur and be continuing, or (ii) should Desup fail to purchase the Nude Shares and/or fail to deliver to Sellers the Option Price as it becomes due Buyer shall be entitled, within a non-renewable term of three months following the date in which the default has occurred, to seek potential purchasers for the Business, the proceeds of the sale being used to pay the Senior Debt and the Option Price.  Shall the Buyer fail to find such buyer or any other suitable solution, Sellers shall be entitled to repossess the Business by paying off the Senior Debt and with no further indemnification or compensation to Buyer or Sellers.  Should Sellers exercise this right, all rights and obligations of the parties under the Option Contract, including but not limited to the Call Option and the Put Option, shall be extinguished.

Section 11.12.                  Sellers’ Default. In the event Sellers have failed to sell the Nude Shares and/or have failed to deliver to Desup the Nude Shares on the due date upon Desup exercise of the Call Option, Desup shall be entitled to a delay penalty (multa moratoria) equivalent to 1,000 UFs for each day in which said default is continuing.  Only after 90 days of Sellers’ failing to sell the Nude Shares and/or Sellers’ failure to deliver to Desup the Nude Shares, Desup shall be entitled to terminate the Option Contract.

Section 11.13.                  Deductions. Set-off rights. The parties agree that the Buyer shall be authorized to deduct from, and offset against, any installment of the Option Price or interest thereunder, any amount that the Sellers are obligated to pay Buyer pursuant to Section 8.01. hereof.

Section 11.14.                  Right of First Offer.  Pending the payment of the Option Price, should Desup or its shareholders intend to sell the Business to a non-related third party, they shall give Sellers a right of first offer to acquire the Business.  For this purpose, Desup shall inform Sellers of its intention to sell the Business in which case the parties commit to negotiate in good faith for a term of not less than 30 days.  Should the parties not reach agreement during such term, Desup shall be entitled to negotiate with other potential purchasers.

ARTICLE 12.

LA CASONA OPTION.

Section 12.01.                  Term. Not later than December 31, 2003, Buyer shall make a decision as to the use of “La Casona” and the business currently run by Abasa in La Casona.

Section 12.02.                  Option. Buyer may choose (a) that the Relevant Companies shall have the exclusive use of La Casona, in which case the annual rent of La Casona shall be increased by an amount equivalent to 5,972 UFs, or (b) that the Relevant Companies shall share the use of La Casona (both for continuing the business of Abasa by Sellers and for academic activities of UNAB), in which case the rent shall be remain as provided in the respective rental agreement.

ARTICLE 13.

RELATED DOCUMENTATION.

Section 13.01.                  Related Documentation. On or before the Closing Date, the documents listed  in the following section (the “Related Documentation”) shall be validly executed.

Section 13.02.                  Real Estate Rental. Rental agreements between Desup and Inmobiliaria with respect to the Real Estate listed in Exhibit 13.02 hereto. The annual rent to be paid by Desup is that contemplated in Exhibit 13.02. Such rental agreements shall be entered into in terms substantially identical to the draft included in Exhibit 13.02 hereto.

Section 13.03.                  Sublease Agreements. Subleases agreements between Desup and Inmobiliaria with respect to the Leases listed in Exhibit 13.03 hereto. The annual rent to be paid by Desup is that contemplated in Exhibit 13.03.  Such sublease agreements shall be entered into in terms substantially identical to the draft included in Exhibit 13.03 hereto.

Section 13.04.                  Clínica Indisa Commercial Agreement. Agreement between Clínica Indisa S.A. and UNAB providing for access to the clinic’s facilities to the University until at least December 31st, 2003.

Section 13.05.                  Non-Competition Agreement. Non-Competition Agreement between Messrs. Juan Antonio Guzmán Molinari, Andrés Navarro Heussler, Luis Cordero Barrera, Ignacio Fernández Doren, Marcelo Ruiz Pérez, Alvaro Saieh Bendeck, Jorge Selume Zaror and Mr. Miguel Angel Poduje Sapiain and Buyer.

Section 13.06.                  UNAB Takeover. The following documents necessary for the Buyer taking full and absolute control of UNAB:

(i)                                     Minutes of an Extraordinary Assembly of Active Members (Asamblea Extraordinaria de Socios Activos) that takes place on or before the Closing Date, in which (a) Desup and Instituto 2 are appointed as ctive members (socios activos) of UNAB, (b) the current Directive Board is revoked and a new Directive Board is appointed by Desup and Instituto 2.

(ii)                                  Resignation letters from the following active members (socios activos) of UNAB: Juan Antonio Guzmán Molinari, Miguel Angel Poduje Sapiain, Alvaro Saieh Bendeck, Jorge Selume Zaror, Andrés Navarro Haeussler, Marcelo Ruiz Pérez, Ignacio Fernández Doren and Luis Cordero Barrera.

Section 13.07.                  Relevant Companies’ Takeover.

13.07.1.                                 Instituto 2 Takeover. Minutes of Board of Directors Meeting of Instituto 2 substantially identical to the draft attached hereto as Exhibit 13.07.1.

13.07.2.                                 IP AIEP Takeover. Minutes of Board of Directors Meeting of IP AIEP substantially identical to the draft attached hereto as Exhibit 13.07.1.

13.07.3.                                 CFT AIEP Takeover. Minutes of Board of Directors Meeting of CFT AIEP substantially identical to the draft attached hereto as Exhibit 13.07.1.

13.07.4.                                 AIEP Regional Takeolver. Minutes of Board of Directors Meeting of AIEP Regional substantially identical to the draft attached hereto as Exhibit 13.07.1.

ARTICLE 14.

JOINT AND SEVERAL LIABILITY.

Section 14.01.                  Each of the Sellers and the Excluded Companies shall be joint and severally liable in favor of Buyer for all Obligations arising to each of them from this Agreement, as well as from any other document executed hereunder (including but not limited to the Related Documentation.

ARTICLE 15.

EXPENSES.

Section 15.01.                  Each party shall pay the expenses it has incurred as a result of the execution of this Agreement.

Section 15.02.                  The Buyer will not be responsible for the expenses or costs incurred by Sellers, the Relevant Companies, UNAB or the Excluded Companies in relation with the execution of this Agreement. Sellers shall bear the cost of the Relevant Companies and UNAB for services provided by lawyers, auditors, consultants, financial advisors and others in relation to the execution of this Agreement.

ARTICLE 16.

TAXES.

Section 16.01.                  All possible taxes may arise out from the execution or performance of this Agreement shall be at the cost of the party that should bear them according to the law. In particular, the Sellers will be responsible for all possible income taxes and capital gains that result from the sale or transfer of Assets, in whatever jurisdiction.

ARTICLE 17.

MISCELLANEOUS.

Section 17.01.                  Announcements. The Sellers and the Buyer will mutually agree on the form and contents of any public announcement being made in connection with this Agreement. Neither party shall make any public announcement without the consent of the other. However, the latter does not prohibit any notice that has to be given pursuant to the law, regulation or stock exchange regulations in which the shares of any of the parties or related Relevant Companies are traded.

Section 17.02.                  Name of Inmobiliaria. Not later than the second anniversary of the Closing Date, the Sellers shall change the name of Inmobiliaria taking out the expression “Andrés Bello” from it.

Section 17.03.                  Exhibits. All the exhibits referred to in any section of this Agreement (the “Exhibits” and any of which an “Exhibit”) are understood to be part of this Agreement, for all legal purposes.

Section 17.04.                  Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the party affected by such amendment, and expressly stating that it is intended to amend this Agreement.

Section 17.05.                  Waiver.  At any time prior to the Closing, either party hereto may (i) extend the time for the performance of any of the Obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made by the other party and contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance by the other party hereto with any of the agreements or conditions contained herein; provided, however, any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

Section 17.06.                  Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 17.07.                  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

Section 17.08.                  Entire Agreement.  This Agreement and related documentation constitute the entire agreement between Sellers and Buyer relating to the transactions contemplated hereby and supersedes all prior agreements and undertakings, both written and oral with respect to the subject matter hereof.

Section 17.09.                  Assignment.  Neither this Agreement nor any right, remedy, Obligation or liability arising under or by reason of this Agreement shall be assignable by any party to this Agreement without the prior written consent of the other party.

Section 17.10.                  Binding Effect. No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein, expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

ARTICLE 18.

APPLICABLE LAW.

This Agreement is governed by, and construed in accordance with, the laws of Chile.

ARTICLE 19.

ARBITRATION.

All disagreements, conflicts, questions or difficulties that arise between the parties related to the validity, nullity, interpretation, extension, application, compliance or non-

compliance with this Agreement or to any other matter directly or indirectly related with this Agreement, and with respect to which other subject matter that the parties may establish in this regard, shall be attempted to be resolved by mutual agreement. Should the parties not reach a mutual agreement, the subject in question will be submitted to an arbitrator, in accordance with the Regulations of the Arbitration Center of the Santiago Chamber of Commerce A.G. (Reglamento del Centro de Arbitrajes de la Cámara de Comercio de Santiago A.G.) which appear in the public record dated December 10, 1992, granted in the Santiago Notary’s Office of Mr. Sergio Rodríguez Garcés, and which the parties acknowledge and accept. The arbitrator may act as often as may be necessary, without formal trial, making a definitive decision that cannot be challenged, and the parties expressly agree to seek no other remedy, except for reinstatement, clarification or interpretation, rectification or amendment of the complaint. The arbitrator shall be fluent in English and it shall be appointed by mutual agreement of the parties and, absent that agreement, by the Arbitration Center of the Santiago Chamber of Commerce, from the members of the arbitration body of said institution, for which purpose the parties grant an irrevocable power of attorney.

ARTICLE 20.

NOTICES.

Section 20.01.                  All communications, notices, requests, or requirements pursuant to this Agreement shall be made in writing and become effective only if they have been delivered personally or via facsimile (with confirmation), courier service (with confirmation of delivery) to:

20.01.1.                                 In the case of the Sellers and the Excluded Companies:

Jorge Selume Zaror

Avenida Kennedy 5454, Office 1701

Las Condes

Santiago, Chile

with a copy to:

Miguel Angel Poduje Sapiain

Huérfanos 770, Oficina 2303

Santiago, Chile

20.01.2.                                 In the case of the Buyer, UNAB and the Relevant Companies:

Robert W. Zentz

1001 Fleet Street,

Baltimore, MD 21202

United States of America

with a copy to:

Pablo Guerrero Valenzuela

Barros & Errázuriz Abogados

Avenida Isidora Goyenechea 2939, Piso 11

Santiago, Chile

ARTICLE 21.

COUNTERPARTS.

This Agreement is executed in two counterparts of even wording and date, and each party shall retain one of them.

(signature page to follow)

DESARROLLO DE LA EDUCACIÓN SUPERIOR S.A.

/s/ Robert W. Zentz
Robert W. Zentz

INVERSIONES LA CALETA S.A.	INVERSIONES YUSTE S.A.

/s/ Juan Antonio Guzmán Molinari	/s/ Andrés Navarro Haeussler
Juan Antonio Guzmán Molinari	Andrés Navarro Haeussler

COPRA S.A.	INVERSIONES HUEPIL LIMITADA

/s/ Ignacio Fernández Doren	/s/ Miguel Angel Poduje Sapiain
Ignacio Fernández Doren	Miguel Angel Poduje Sapiain

INMOBILIARIA ANDRÉS BELLO S.A.	INMOBILIARIA ANDRÉS BELLO S.A.

/s/ Ignacio Fernández Doren	/s/ Marcelo Ruiz Pérez
Ignacio Fernández Doren	Marcelo Ruiz Pérez

ABASTECIMIENTOS GENERALES S.A	ABASTECIMIENTOS GENERALES S.A

/s/ Marcelo Ruiz Pérez	/s/ Ignacio Fernández Doren
Marcelo Ruiz Pérez	Ignacio Fernández Doren

EDIN DEVELOPMENT LTD.

/s/ Soledad Asenjo Tartani
Soledad Asenjo Tartani